Exhibit 10.1

FIRST AMENDMENT TO THE

TUESDAY MORNING CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

                THIS FIRST AMENDMENT TO THE TUESDAY MORNING CORPORATION EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is effective as set forth below and is made by the Compensation Committee (the “Committee”) of Tuesday Morning Corporation, a Delaware corporation (the “Company”).

PRELIMINARY STATEMENTS

                A.            The Company has previously established the Tuesday Morning Corporation Employee Stock Purchase Plan (the “ESPP”), for the benefit of eligible employees of the Company.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the ESPP.

                B.            Pursuant to Section 8.1 of the ESPP, the Committee has the right to make certain amendments to the ESPP.

                C.            The Committee desires to (1) establish a limit on the number of shares of common stock that can be granted to employees pursuant to the ESPP and (2) put a limit on the term of the ESPP.

AMENDMENT

                NOW, THEREFORE, the ESPP is hereby amended as follows, effective September 18, 2007:

                1.  NUMBER OF SHARES; TERM.  Section 4.1 is hereby amended and restated in its entirety to read as follows:

                “4.1         Number of Shares; Term.  The number of Shares which the Company may offer to Participants under the Plan is limited to 250,000 Shares.  Such Shares shall be purchased in open market transactions.  Unless the Plan is previously suspended or terminated upon the adoption of a resolution of the Plan Administrators or the Board of Directors of the Company, purchases under the Plan shall be permitted with respect to Employee payroll deductions and Company matching contributions through December 31, 2007.  No Employee payroll deductions or Company matching contributions shall be made under the Plan for periods after December 31, 2007.  After Shares are purchased with contributions made under the Plan for the month of December 2007, the Plan shall terminate and the Plan Administrator shall take such actions as are required by Section 8.2 of the Plan.”

                2.  Except as expressly set forth herein, the ESPP shall remain in full force and effect without further amendment or modification.

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                IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

TUESDAY MORNING CORPORATION

Date: September 19, 2007	By:	/s/ ELIZABETH A. SCHROEDER
Elizabeth A. Schroeder
Chief Financial Officer, Secretary and
Treasurer